Exhibit 10.2

WESTAMERICA BANCORPORATION
RESTRICTED SHARE UNIT AWARD GRANT NOTICE
(2025 Omnibus Equity Incentive Plan)

As a key leader in our business, you are in a position to have significant influence on the performance and success of Westamerica Bancorporation (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted a Restricted Share Unit Award. This award is subject to the terms and conditions of the Westamerica Bancorporation 2025 Omnibus Equity Incentive Plan, this Grant Notice, and the following Restricted Share Unit Agreement, and by signing below, you agree to these terms and conditions. The details of this award are indicated below.

Grantee:
Date of Grant:
Number of Restricted Share Units:
Vesting Commencement Date:
Performance-Vesting Period:
Performance-Vesting Criteria:

Delivery Date:	Applicable Vesting Date

WESTAMERICA BANCORPORATION

By: _________________________________________________
Name:_______________________________________________

Title:________________________________________________

Acknowledged and agreed as of the __________________, 20__:

_______________________________________________________
Name: _________________________________________________

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (together with the above grant notice (the “Grant Notice”), this “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between the Company and the individual (the “Grantee”) set forth on the Grant Notice.

WHEREAS, pursuant to the Westamerica Bancorporation 2025 Omnibus Equity Incentive Plan (the “Plan”), the Administrator has determined that it is to the advantage and best interest of the Company to grant to the Grantee this award of performance-vested Restricted Share Units (the “Restricted Share Units”) as set forth in the Grant Notice and subject to the terms and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”).

WHEREAS, unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. For purposes of this Agreement, the following definitions shall apply:

(a)“    Termination” shall mean the termination of the service relationship of the Grantee with the Company and all Affiliates thereof (including because of the Grantee’s service recipient ceasing to be an Affiliate of the Company) shall terminate. For purposes of this Agreement, Termination will not occur when Grantee goes on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by Applicable Law. Notwithstanding the foregoing, an approved leave of absence for six months or less, which does not in fact exceed six months, will not result in Termination for purposes of this Agreement. However, Termination will occur when such approved leave described herein ends, unless Grantee immediately returns to active work.

(b)“    Termination Date” shall mean the date of the Termination.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.    Acceptance of Agreement. Grantee has reviewed all of the provisions of the Plan and this Agreement. By accepting this Award, Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement, and the applicable provisions contained in a written employment agreement (or similar agreement) (if any) between the Company or an Affiliate and the Grantee. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan and this Agreement, and, solely in so far as they relate to this Award, the applicable provisions contained in a written employment agreement (or similar agreement) (if any) between the Company or an Affiliate and the Grantee. If Grantee signs this Agreement electronically, Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand.

2.    Grant of Award. Pursuant to this Agreement and Section 9 of the Plan, the Company has granted to Grantee this Award with respect to the Restricted Share Units set forth on the Grant Notice, and subject to the terms and provisions of the Plan and this Agreement.

3.    Vesting.

3.1    Subject to the provisions of the Plan and Section 3.2 of this Agreement, and except as otherwise provided in a written employment agreement (or similar agreement) between the Company or an Affiliate and the Grantee (if any):

3.1.1    The Restricted Share Units shall vest based on achievement of the Performance Vesting Criteria, as described in the Grant Notice, during the Performance Period (the last date of the Performance Vesting Period, unless such other date or dates is indicated in the Performance Vesting Criteria (each, a “Vesting Date”)), subject to the Grantee not experiencing a Termination prior to each applicable Vesting Date. If any Restricted Share Units do not vest on the applicable Vesting Date, such Restricted Share Units shall be forfeited on such Vesting Date.

3.1.2    Pursuant to Section 11 of the Plan, if a Change in Control occurs prior to Grantee’s Termination Date, the Performance Vesting Criteria will be deemed achieved at the target performance level and the Restricted Share Units shall vest accordingly.

3.2    If the Grantee experiences a Termination for any reason other than due to death or Disability following the first anniversary of the Date of Grant, but prior to an applicable Vesting Date, as of the Termination Date, the Grantee shall forfeit any unvested Restricted Share Units. If the Grantee experiences a Termination due to death or Disability following the first anniversary of the Date of Grant, but prior to an applicable Vesting Date, all then-unvested Restricted Share Units which could by their terms otherwise become vested during the 90-day period following such Termination will remain outstanding for 90 days and eligible to performance vest if a Vesting Date occur during such period (and all other Restricted Share Units will become forfeited on the date of such Termination). Any such unvested Restricted Share Units which do not become vested during such 90-day period will be forfeited upon expiration of such 90-day period.

4.    Settlement of Restricted Share Units. Any portion of this Award which vests by the terms of this Agreement shall be settled by the Company, subject to Section 6.11 hereof, by the issuance and delivery of Shares with respect to such vested portion as soon as reasonably practical after (but no later than 73 days after) the Delivery Date, as indicated in the Grant Notice, to the Grantee (or if applicable, the beneficiaries of the Grantee). Any issuance of Shares shall be made only in whole Shares, and any fractional shares shall be distributed in an equivalent cash amount.

5.    Non-Transferability of the Award. The Grantee may not Transfer any of the Restricted Share Units issued under this Agreement. In addition, Grantee shall not sell any Shares received with respect to Restricted Share Units (even following settlement of Restricted Share Units) at a time when Applicable Laws, regulations or Company’s or underwriter trading policies prohibit such sale.

6.    General.

6.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of California applicable to agreements made and to be performed entirely in California, without regard to the conflicts of law provisions of California or any other jurisdiction.

6.2    Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Grantee was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

6.3    No Employment Rights. Nothing contained herein shall be construed as an agreement by the Company or any of its Affiliates, express or implied, to employ the Grantee or contract for the Grantee’s services, to restrict the Company’s or such Affiliate’s right to discharge the Grantee or cease contracting for the Grantee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Grantee and the Company or any Affiliate.

6.4    Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to or in exchange for Shares underlying Restricted Share Units as a stock dividend, stock split, reclassification, recapitalization or similar transaction in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares underlying Restricted Share Units on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

6.5    No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

6.6    Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

6.7    No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his or her rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

6.8    Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

6.9    Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

6.10    Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of California, and the Company and the Grantee hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Grantee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of California and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

6.11    Taxes. By agreeing to this Agreement, the Grantee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from the Shares or cash issuable hereunder or from other compensation payable to the Grantee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Share Unit Award.

6.12    Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

6.13    Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

6.14    Data Privacy. Grantee agrees that all of Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its Affiliates and the designated broker and its Affiliates to administer and manage Grantee’s participation in the Plan.

6.15    Acknowledgments of Grantee. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Notice of Grant, acknowledges and agrees to all of the provisions of the Plan and this Agreement.

6.16    Complete Agreement. This Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. Except as explicitly provided otherwise herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

6.17    Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

6.18    Waiver. The Grantee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee.

6.19    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.20    Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of a Grantee under this Agreement without such Grantee’s consent.

6.21    Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Grantee’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Grantee hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

6.22    Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Grantee under this Agreement on account of a separation from service until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Grantee’s economic rights. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.